UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2014
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
In the second quarter of fiscal year 2014, The Scotts Miracle-Gro Company ("the Company") completed the sale of the Company's wild bird food business. As a result, effective in its second quarter of fiscal 2014, the Company classified the results of operations for the wild bird food business as a discontinued operation for all periods presented in its Quarterly Report on Form 10-Q for the period ended March 29, 2014.
On May 8, 2014, the Company filed its Quarterly Report on Form 10-Q for the period ended March 29, 2014, reflecting the wild bird food business as discontinued operations. The Company's historical results, including reportable segments, were revised to reflect the reclassification of the wild bird food business as discontinued operations.
The Company is filing this Current Report on Form 8-K to provide additional historical financial results reflecting the wild bird food business as discontinued operations. Attached hereto as Exhibit 99.1 are the following unaudited condensed consolidated selected financial data of the Company:

•	Reported and adjusted annual results of operations for fiscal 2013, 2012, 2011, 2010 and 2009;

•	Reported and adjusted results of operations for the first quarter of fiscal 2014;

•	Reported and adjusted quarterly results of operations for fiscal 2013 and 2012;

•	Net Sales and Income (Loss) from Continuing Operations before Income Taxes by Segment by quarter and on an annual basis for fiscal 2013 and 2012.
This Current Report on Form 8-K should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and other Company filings with the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:
Not applicable.
(d) Exhibits:

Exhibit No.	Description
99.1	Unaudited Condensed, Consolidated Selected Financial Data

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
Dated:	June 16, 2014	By:	/s/ THOMAS RANDAL COLEMAN
Printed Name: Thomas Randal Coleman
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated June 16, 2014
The Scotts Miracle-Gro Company

Exhibit No.	Description
99.1	Unaudited Condensed, Consolidated Selected Financial Data

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